SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 29, 2002
Date of Report
(Date of earliest event reported)

rStar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27029	91-1836242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite #200
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: 954-858-1600

(Former Name or Former Address, if Changed Since Last Report)

Item  5.           Other Events.

On November 29, 2002, rStar Corporation (Nasdaq: RTRCE) announced that it received a notice from the Nasdaq on November 21, 2002 regarding deficiencies in the Company’s compliance with certain of the Nasdaq’s continued listing requirements and that such deficiencies could result in the immediate delisting of the Company’s common stock from the Nasdaq SmallCap Market.  In particular, the Company was advised that the Company’s common stock could be delisted because it had failed to timely file its Form 10-Q for the quarter ended September 30, 2002, as required by Nasdaq Marketplace Rule 4310(c)(14).  The Company was advised that the Nasdaq Listing Qualification Panel (the “Panel”) would be considering this delinquency in determining whether continued listing of rStar’ common stock on the Nasdaq SmallCap Market is appropriate.

The Company filed its Form 10-Q for the quarter ended September 30, 2002 on November, 27, 2002.  However, the tardiness of the filing, which was unavoidable, resulted in the Company temporarily failing to satisfy the previously mentioned Nasdaq MarketPlace Rule.  Accordingly, notwithstanding the filing of the Form 10-Q, the Panel can determine to delist the Company’s securities from the Nasdaq SmallCap Market.  The Company does not know when the Panel will reach its decision, or that such a decision will be favorable to the Company.  An unfavorable decision by the Panel would result in immediate delisting of the Company’s common stock from the Nasdaq irrespective of the Company’s ability to appeal the decision.

Even if the Panel determines not to delist the Company’s common stock at this time, no assurances can be given that the Company will be able to meet the continued listing standards required by Nasdaq, including the requirement that the Company maintain a minimum bid price for its shares of at least $1.00.  As a result, the Company’s common stock could be delisted in the future.  If delisted, the Company expects to pursue other alternatives including seeking to have its shares quoted on the Over the Counter Bulletin Board.

On December 2, 2002, rStar also announced that Samer Salameh joined the Company as its Chief Executive Officer and Chairman of the Board of Directors.  Mr. Salameh, 38, most recently served as President and CEO of Telmex North America Ventures, where he managed a portfolio of companies.  From 1997-2000, he served as Chairman and CEO of Prodigy Communications Corp. where he led efforts to take the company public in 1999, grew revenues from $20 million to over $300 million in two years, and transformed the company into one of the nation’s largest consumer DSL Internet service providers.  The Company also announces the appointment of four new board members to rStar’s Board of Directors.

The Company also announced that effective with the opening of business, Tuesday, November 26, 2002, the trading symbol of the Company’s common stock was changed to “RTRCE” from “RSTRC.”

Item 7.                                   Financial Statements, pro Forma Financial Information and Exhibits.

(c)                                                          Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 29, 2002, announcing receipt of the Nasdaq letter regarding potential delisting.

99.2	Press Release, dated December 2, 2002, announcing new Chief Executive Officer and Chairman of Board and new members of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation

Date:	December 9, 2002	By:	/s/ Lior Kadosh
		Name:	Lior Kadosh
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 29, 2002, announcing receipt of the Nasdaq letter regarding potential delisting.

99.2	Press Release, dated December 2, 2002, announcing new Chief Executive Officer and Chairman of Board and new members of the Company’s Board of Directors.